                                                                      EXHIBIT 16

                           CAPSTONE NIKKO JAPAN FUND
            SCHEDULE OF COMPUTATION FOR AVERAGE ANNUAL TOTAL RETURN


P (1 + T)n = ERV

          P = a hypothetical initial payment of $1,000,

          T = the average annual total return,

          n = the number of years,

        ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

                             ********************

The Fund's average annualized total return for the one year period ending October 31, 1996 is 0.75%.

                           $1,000 (1 + .00751)1 = ERV

                                      $1,007.51 = ERV

An initial payment of $1,000 invested on 11/01/95 will result in 147.929 shares. An income distribution of $0.055 per share during the period resulted
in 1.111 additional shares, rendering a total of 149.040 shares.   On 10/31/96
the net asset value of Capstone Nikko Japan Fund was $6.76 per share, thereby creating a total market value of $1,007.51 and yielding a return of 0.75%.

                             ********************

The Fund's average annualized total return for the five year period from November 1, 1991 to ending October 31, 1996 is (1.80)%.

                          $1,000 (1 + -.01800)5 = ERV

                                        $912.96 = ERV

An initial payment of $1,000 invested on 11/01/91 will result in 134.048 shares. An income distribution of $0.055 per share during the period resulted in 1.005 additional shares, rendering a total of 135.053 shares. On 10/31/96 the net asset value of Capstone Nikko Japan Fund was $6.76 per share, thereby creating a total market value of $912.96 and yielding a return of (1.80)%.

                              ********************

The Fund's average annualized total return for the period July 10, 1989 (inception) to October 31, 1996 is (4.89)%.

                         $1,000(1+ -.0489)7.31 = ERV

                                       $693.07 = ERV

An initial payment of $1,000 invested on 07/10/89 will result in 100.000 shares. An income distribution of $0.055 per share and a capital gain distribution of $0.19 per share for the period resulted in 2.525 additional shares, rendering a total of 102.525 shares. On 10/31/96 the net asset value of Capstone Nikko Japan Fund was $6.76 per share, thereby creating a total market value of $693.07 and yielding a return of (4.89)%.

                           CAPSTONE NIKKO JAPAN FUND
                    SCHEDULE OF COMPUTATION FOR TOTAL RETURN


P(1+T) = ERV

      P = a hypothetical initial payment of $1,000,

      T = the total return,

    ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

                              ********************

The Fund's total return for the one year period ending October 31, 1996 is 0.75%.

                            $1,000(1 + .00751) = ERV

                                     $1,007.51 = ERV

An initial payment of $1,000 invested on 11/01/95 will result in 147.929 shares. An income distribution of $0.055 per share during the period resulted
in 1.111 additional shares, rendering a total of 149.040 shares.   On 10/31/96
the net asset value of Capstone Nikko Japan Fund was $6.76 per share, thereby creating a total market value of $1,007.51 and yielding a return of 0.75%.

                              ********************

The Fund's total return for the five year period from November 1, 1991 to October 31, 1996 is (8.70)%.

                            $1,000(1 + -.0870) = ERV

                                       $912.96 = ERV

An initial payment of $1,000 invested on 11/01/91 will result in 134.048 shares. An income distribution of $0.055 per share during the period resulted
in 1.005 additional shares, rendering a total of 135.053 shares.   On 10/31/96
the net asset value of Capstone Nikko Japan Fund was $6.76 per share, thereby creating a total market value of $912.96 and yielding a return of (8.70)%.


                             ********************


The Fund's total return for the period July 10, 1989 (inception) through October 31, 1996 is (30.69)%.

                            1,000(1 + -.3069) = ERV

                                      $693.07 = ERV

An initial payment of $1,000 invested on 07/10/89 will result in 100.000 shares. An income distribution of $0.055 per share and a capital gain distribution of $0.190 for the period resulted in 2.525 additional shares, rendering a total of 102.525 shares. On 10/31/96 the net asset value of Capstone Nikko Japan Fund was $6.76 per share, thereby creating a total market value of $693.07 and yielding a return of (30.690)%.